Exhibit 10.2

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

April 8, 2020

VIA ELECTRONIC MAIL

Patheon UK Ltd

Executive Director & General Manager

Kingfisher Drive, Covingham

Swindon, Wiltshire SN3 5 BZ

England

Re: Side Letter to the Manufacturing and Supply Agreement by and between Flexion Therapeutics, Inc. (“Flexion”) and Patheon UK Limited (“Patheon”)

Dear Mr. McLean:

Reference is hereby made to the Manufacturing and Supply Agreement by and between Flexion and Patheon effective as of 31 July 2015, as amended by the First Amendment Agreement dated 8 May 2019 and by the Second Amendment Agreement dated 17 June 2019 (together, the “Manufacturing and Supply Agreement”), pursuant to which Patheon provides manufacturing services for Flexion’s FX006 drug product (ZILRETTA) (an extended-release formulation of triamcinolone acetonide) (the “Product”).

In accordance with Schedule 2.1(a) of the Manufacturing and Supply Agreement, Flexion’s minimum annual volume commitment for 2020 is [***] units. However, Flexion has requested to reduce its own volume commitment for the calendar year 2020 and Patheon has agreed to accommodate such request at the conditions reported hereinafter. Therefore, each of Flexion and Patheon hereby agree as follows:

1.Definitions

Defined terms in this Side Letter shall have the same meaning as those in the Manufacturing and Supply Agreement as applicable unless otherwise indicated.

2.For calendar year 2020:

(a)the manufacturing services for Flexion’s Product will be stopped for an extended period, starting from the end of the production activities for the batch [***] and until further notice by Flexion. It is understood that, in accordance with the current provisions of the Manufacturing and Supply Agreement, Flexion shall provide not less than three (3) months’ notice if it wishes Patheon to resume Manufacture at the Manufacturing Suite.

(b)Patheon will not require Flexion [***]. For the sake of clarity, any additional batch of Product that Flexion should require Patheon to manufacture after batch [***], will be invoiced by Patheon at the Product Fee set out in the Manufacturing and Supply Agreement.

(c)Flexion will continue to pay the Base Fee due for the remainder months of 2020 [***], in 2020, pursuant to the Manufacturing and Supply Agreement.

3.Additional Provisions

The Parties agree that, on or about the end of the Q3 2020, good faith discussions will start concerning (i) Parties’ business needs [***]. Nothing in this Section 3 shall be construed as an obligation for either Party to do anything or to amend the Manufacturing and Supply Agreement unless the Parties otherwise agree in writing.

4.Effectiveness of Amendments

This Side Letter constitutes the full, complete, final and integrated agreement between Flexion and Patheon relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof. This Side Letter shall be effective as of the date of the last signature entered below (the “Side Letter Effective Date”).

5.Integration; Counterparts

Except for the sections or schedules of the Manufacturing and Supply Agreement specifically amended hereunder, all terms and conditions of the Manufacturing and Supply Agreement remain and shall remain in full force and effect. This Side Letter shall be incorporated into and deemed part of the Manufacturing and Supply Agreement as of the Side Letter Effective Date and any future reference to the Manufacturing and Supply Agreement shall include the terms and conditions of this Side Letter. This Side Letter may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement.

6.Governing Law and Jurisdiction

This Side Letter and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws that govern the Manufacturing and Supply Agreement, and the Parties submit to the jurisdiction and dispute resolution provisions as set forth in the Manufacturing and Supply Agreement.

IN WITNESS WHEREOF, the Parties have caused this Side Letter to be executed by their duly authorized representatives, on the dates shown below and will take effect from the Side Letter Effective Date.

FLEXION THERAPEUTICS, INC. By: /s/ Michael Clayman Name: Michael Clayman Title: CEO Date: April 8, 2020	PATHEON UK LTD. By: /s/ Jim McLean Name: Jim McLean Title: General Manager Date: April 9, 2020